UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2014

CVS CAREMARK CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The following are the voting results on each matter submitted to the stockholders of CVS Caremark Corporation (the “Company”) at its Annual Meeting of Stockholders held on May 8, 2014 (the “Annual Meeting”). The proposals below are described in detail in the Proxy Statement relating to the Annual Meeting (the “Proxy Statement”). At the Annual Meeting, each of the nine nominees for director was elected to the Company’s Board of Directors for a term of one year (Proposal 1). In addition, management proposals regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (Proposal 2) and a non-binding resolution regarding approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Proposal 3), were approved.

		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of all persons nominated for directors, as set forth in the Company's Proxy Statement, was approved by the following votes:

	C. David Brown II	909,269,627	20,084,523	4,270,834	84,159,746
	Nancy-Ann M. DeParle	926,919,347	2,498,800	4,206,837	84,159,746
	David W. Dorman	903,026,392	26,392,917	4,205,675	84,159,746
	Anne M. Finucane	925,684,422	3,711,419	4,229,143	84,159,746
	Larry J. Merlo	926,919,365	2,504,944	4,200,675	84,159,746
	Jean-Pierre Millon	926,877,957	2,490,367	4,256,660	84,159,746
	Richard J. Swift	853,341,966	76,014,234	4,268,784	84,159,746
	William C. Weldon	909,469,815	19,907,263	4,247,906	84,159,746
	Tony L. White	910,275,275	19,089,848	4,259,861	84,159,746

2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2014 fiscal year, as set forth in the Company's Proxy Statement, was approved by the following vote:	1,007,574,322	5,506,412	4,703,996	—
3.	Company proposal to approve, by a non-binding vote, the compensation of the Company's named executive officers, as set forth in the Company's Proxy Statement, was approved by the following vote:	652,767,861	272,051,562	8,805,561	84,159,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh Senior Vice President and Corporate Secretary
Dated: May 9, 2014